Exhibit 10(a)

FOURTH AMENDMENT TO THE TAUBMAN REALTY GROUP
LIMITED PARTNERSHIP 1992 INCENTIVE OPTION PLAN

(As Amended and Restated Effective as of September 30, 1997)

WHEREAS, THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership (including any successor thereto “TRG” or the “Partnership”) maintains The Taubman Realty Group Limited Partnership 1992 Incentive Option Plan (as Amended and Restated Effective as of September 30, 1997) (the “Plan”); and

WHEREAS, pursuant to Section 8.1 of the Plan, the Compensation Committee (“the “Compensation Committee”) of the Board of Directors of Taubman Centers, Inc. (the “Company”) has the authority to amend the Plan;

WHEREAS, the Compensation Committee has granted Incentive Options having an exercise price equal to the closing trading price of the Company’s common stock (as reported by the New York Stock Exchange) on the date approved by the Compensation Committee to be the date of grant (which date was not earlier than the date the Compensation Committee approved such grants), effectively amending the Plan; and

WHEREAS, the Compensation Committee desires to formally amend the Plan to evidence the foregoing.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 2.11 of the Plan is amended in its entirety by substituting the following:

“2.11 “Date of Grant” means, with respect to an Incentive Option, the Business Day approved by the Compensation Committee to be the date of grant of such Incentive Option pursuant to the Plan, provided that such date shall not be earlier than the date the Compensation Committee approved such grant.”

2. Except as expressly set forth herein, the terms and provisions of the Plan shall continue unmodified and are hereby confirmed and ratified.

3. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

IN WITNESS WHEREOF, this Amendment is effective as of March 6, 2007.

TAUBMAN REALTY GROUP,
a Delaware limited partnership

By: Taubman Centers, Inc.
Its: Managing General Partner

By: /s/ Lisa Payne
Lisa Payne

Its: Vice Chairman, Chief Financial Officer,
and Director (Principal Financial Officer)